UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment # 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WINECOM INC.
(Exact name of Registrant as specified in its charter)

Nevada	7990	26-2944840
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

2 Duchifat Street,
Kibbutz Dovrat, D.N Emek Yezreel 19325
Israel
Tel: 011 (972) 57-946-2208
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C/o EastBiz.com, Inc.
5348 Vegas Dr.
Las Vegas, NV 89108 USA
Tel: (888) 284-3821
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
William L. MacDonald
Macdonald Tuskey Corporate & Securities Lawyers
Suite #1210, 777 Hornby Street, Vancouver, B.C., V6Z 1S4, Canada
Telephone: (604) 648-1670, Facsimile: (604)681-4760

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:
[x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [x]

Title of Each Class of	Amount to be	Proposed	Proposed Maximum	Amount of
Securities to be Registered	Registered (2)	Maximum	Aggregate Offering	Registration Fee
		Offering Price	Price (1)	($)
		per Security (1)	($)

($)
Shares of Common Stock, par value $0.0001	1,500,000	0.04	60,000	4.28 (3)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

(2)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _________, 2010

PRELIMINARY PROSPECTUS

WINECOM INC.

A MINIMUM OF 1,000,000 AND A MAXIMUM OF 1,500,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.04 PER SHARE

This prospectus relates to the offering (the Offering”) by Winecom Inc. (the “Company”, “us”, “we”, our” ) of a minimum of 1,000,000 shares (the “Minimum Offering”) and a maximum of 1,500,000 shares (the “Maximum Offering”) of our common stock at an offering price of $0.04 per share. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period. We will pay all expenses incurred in this Offering. The Minimum Offering will be offered and sold on a “best efforts, all or none basis”, meaning that no shares will be sold if we are unable to sell at least 1,000,000 shares. An additional 500,000 shares will be offered on a “best efforts” basis, meaning there is no guarantee that those shares will be sold.

Minimum Offering

Funds received for subscriptions under this Offering will be held in escrow until the Minimum Offering is completed or the Offering is discontinued, whichever is earlier. W.L. Macdonald Law Corporation (doing business as Macdonald Tuskey), our legal counsel, will act as the escrow agent in accordance with the terms and conditions of the escrow agreement attached hereto as Exhibit 10.1. Consequently, checks provided by investors for share subscriptions are to be made out to W.L. Macdonald Law Corporation d/b/a Macdonald Tuskey. Subject to the terms and conditions of the escrow agreement, W.L. Macdonald Law Corporation d/b/a Macdonald Tuskey has agreed to keep all subscription funds held in escrow until we reach the offering minimum. The determination as to whether the offering minimum is achieved will be determined at the offering termination date, based on collected funds held in the escrow account on that date. Under the terms of the escrow agreement, if the Minimum Offering is sold, all escrowed funds will be made immediately available to us. If the Minimum Offering is not sold, all escrowed funds will be returned to the subscribers, subject to any court order imposed on the escrow agent in respect of the escrowed funds. The terms, conditions and rules governing the escrow arrangements for subscriptions hereunder are described in the section entitled “Plan of Distribution, Terms of the Offering” beginning on page 26 of this prospectus.

This is a direct participation Offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2010

ii

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This Prospectus and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 4 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section beginning on page 35 of this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the consolidated financial statements, before making an investment decision .

Corporate Background and Business Overview

Winecom Inc. is a development stage company. We were incorporated under the laws of the state of Nevada on July 1, 2008 and are engaged in the development of a social networking website for wine lovers, Winecom.ning.com. Our fiscal year end is December 31, and we have no subsidiaries. Our social networking website aims to provide people with a platform to share their wine experiences and expertise, manage their wine collections, and interact with a community of wine lovers from around the world.

Our business offices are currently located at 2 Duchifat Street, Kibbutz Dovrat, D.N Emek Yezreel 19325, Israel. The address of agent for service in Nevada and registered corporate office is c/o EastBiz.com, Inc., 5348 Vegas Dr., Las Vegas, NV 89108 USA. Our telephone number is 011 (972) 57-946-2208. We have a website located at www.winecom.ning.comn, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

From our inception on July 1, 2008 to October 2008, we have focused on organizational matters. Due to the continuing financial crisis in 2008 we suspended our operations in October 2008, resuming them in September 2009. Since September 2009 we have been developing our social networking website for wine lovers, www.winecom.ning.com. Our website is currently in the development stage. We expect our website to be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. If we are successful in completing and launching our website, we anticipate that we will generate nominal revenues within 4 to 6 months following the website launch.

We have two executive officers, Mr. Mordechay David and Mr. Shamir Benita, who also serve as our directors. Both Mr. David and Mr. Benita reside in Israel. Mr. David, our President and director, is a wine professional with more than 22 years of experience as a winemaker working at the Binyamina Winery, the fourth largest winery in Israel. Mr. Shamir Benita, our Secretary, Treasurer, and director, has 5 years of general business management, marketing, and logistics experience working in the public education sector.

We are a development stage company that has generated no revenues and has had limited operations to date. From July 1, 2008 (date of inception) to April 30, 2010, we have incurred accumulated net losses of $2,112. As of April 30, 2010, we had $20,706 in current assets and current liabilities of $2,818. We have sold and issued an aggregate of 4,000,000 shares of our common stock since our inception through the private placement of our common stock exclusively to our officers and directors, Mr. Mordechay David and Mr. Shamir Benita, for total proceeds of approximately $20,000. Since our inception we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended April 30, 2010. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

Summary of the Offering

Shares of common stock being offered by the Registrant:	A minimum of 1,000,000 shares (the “Minimum Offering”) and up to a maximum of 1,500,000 shares (the “Maximum Offering”) of the Registrant’s common stock.

Offering price:	$0.04 per share of common stock.

Number of shares outstanding before the Offering:	As of August 17, 2010 we had 4,000,000 shares of our common stock issued and outstanding, and no issued and outstanding convertible securities.

Number of shares outstanding after the Offering, if all the shares are sold:	5,000,000 upon the sale of Minimum Offering or 5,500,000, if the Maximum Offering is sold.

Market for the common stock:

There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market for our stock will develop be sustained if developed

Use of Proceeds:

If we are successful in selling the 1,000,000 shares contained in the Minimum Offering our gross proceeds will be $40,000. If we are also successful in selling the 500,000 additional shares contained in the Maximum Offering, our gross proceeds will total $60,000. We intend to use all the proceeds received from this Offering to execute our business plan.

Risk Factors:	See the “Risk Factors” beginning on page 4 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Data

The following summary financial information for the period from July 1, 2008 (date of inception) through April 30, 2010, includes statement of expenses and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

Our financial status creates substantial doubt whether we will continue as a going concern.

Statement of Operations

Period from Inception
(July 1, 2008)
to
April 30, 2010
Revenues	$0
Total expenses	2,112
Net loss	2,112

Balance Sheet Data

April 30, 2010
Total assets	$20,706
Total liabilities	$2,818
Total liabilities and stockholders’ equity	$20,706

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $2,112 from our inception on June 1, 2008 to April 30, 2010 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on July 1, 2008. Our website, which we intend to be our sole vehicle for generating revenues, is incomplete. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our social networking website, www.winecom.ning.com. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our social networking website and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our website to potential users, have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Further, we have budgeted only $10,000 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche social networking websites is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from numerous companies that have existed and been successful in this general market space for many years. There are a number of successful websites operated by proven companies that offer niche social networking to wine lovers, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche social networking websites of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. . Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Risks Relating to Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or be sustained after this Offering. . After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We must satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board or a public market for our common stock may not materialize if it becomes quoted.

If our securities are not eligible for initial or continued quotation on the Over-the-Counter Bulletin Board or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

Because we will be subject to “penny stock” rules once our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer to deliver to its customers a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market prior to carrying out a transaction in a penny stock not otherwise exempt from the rules,. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

  variations in quarterly operating results;

  our announcements of significant contracts and achievement of milestones;

  our relationships with other companies or capital commitments;

  additions or departures of key personnel;

  sales of common stock or termination of stock transfer restrictions;

  changes in financial estimates by securities analysts, if any; and

  fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our insiders beneficially own 100% of our issued and outstanding stock, and accordingly, have control over stockholder matters, the Company’s business and management. Because of the significant ownership position held by our executive officers and directors, new investors will not be able to effect a change in our business or management.

As of August 17, 2010 , our executive officers and directors beneficially own 4,000,000 shares of our common stock in the aggregate, or 100% of our issued and outstanding common stock. Mr. Mordechay David, our President and director, owns 50% or 2,000,000 shares of our issued and outstanding common stock. Mr. Shamir Benita, our Treasurer, Secretary and director, owns 50% or 2,000,000 shares of our issued and outstanding common stock. Following this Offering, if:

  the Minimum Offering offered pursuant to this prospectus is sold, each Mr. David and Mr. Benita will own approximately 40% of our issued and outstanding common stock, and collectively they will own approximately 80% of our issued and outstanding common stock.

  the Maximum Offering offered pursuant to this prospectus is sold, each Mr. David and Mr. Benita will own approximately 36.36% of our issued and outstanding common stock, and collectively they will own approximately 72.72% of our issued and outstanding common stock.

As a result, our executive officers and directors will have significant influence to:

  control the election and composition of our board of directors;

  amend or prevent any amendment of our articles of incorporation or bylaws;

  effect or prevent a merger, sale of assets or other corporate transaction; and

  affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our executive officers and directors, new investors will not be able to effect a change in our business or management, and therefore, shareholders would be subject to decisions made by our officers and directors in their capacity as managers or as majority shareholders.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities. Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The initial offering price of $0.04 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

The stock market has experienced extreme price and volume fluctuations and if we face a class action suit due to the volatility of the price of our common stock, regardless of the outcome, such litigation may have an adverse impact on our financial condition and business operations.

The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock; holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The sale of our common stock pursuant to this prospectus or any future additional issuances of our common stock may result in immediate dilution to existing shareholders.

We are authorized to issue up to 100,000,000 shares of common stock, of which 4,000,000 shares are issued and outstanding as of the date of this prospectus. We are issuing a minimum of 1,000,000 shares and a maximum of up to 1,500,000 shares of our common stock pursuant to this prospectus. Our Board of Directors has the authority, without the consent of any of our stockholders, to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges attached to such shares. The sale of our common stock pursuant to this prospectus, and any future additional issuances of our common stock will result in immediate dilution to our existing shareholders’ interests, which may have a dilutive impact on our existing shareholders, and could negatively affect the value of your shares.

While your investment is held with our escrow agent it will not be afforded with the same protection as if it was held by a trustee or fiduciary.

Our escrow agent’s fiduciary duty to protect your investment until it is released to us pursuant to the terms of this offering is governed in part by the Escrow Agreement which is attached as Exhibit 10.1 to this Prospectus. As the Escrow Agreement does not afford the same kind of protection to your subscription payment as if it were deposited with a fiduciary or a trustee, there is a risk that you may lose your investment if our escrow agent does not comply with the terms of the agreement or if it is obliged to not comply with the terms of the agreement due to a court or regulatory order. Please see a detailed description of the Escrow Agreement and its material terms in the “Plan of Distribution, Terms of the Offering” section of this Prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs, on assumptions made by us, or upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 4, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 32 and the section entitled “Description of Our Business” beginning on page 14, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The net proceeds to us from the sale of a minimum of 1,000,000 shares and a maximum of up to 1,500,000 shares of common stock offered at a public offering price of $0.04 per share will vary depending upon the total number of Shares actually sold. Regardless of the number of shares sold, we expect to incur Offering expenses estimated at approximately $12,500.00 for legal, accounting, printing, and other costs in connection with this Offering.

The table below sets forth the net proceeds that we will receive from this Offering in the event that we sell either the Minimum Offering or the Maximum Offering. This table does not set forth all possibilities. There is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this Offering, if any, may differ. For further discussion see “Management’s Discussion and Plan of Operation”.

	Minimum Offering	Maximum Offering
SHARES SOLD	1,000,000	1,500,000
GROSS PROCEEDS	$40,000	$60,000

OFFERING EXPENSES
Legal & Accounting	10,000	10,000
Edgar Agent Fees	1,500	1,500
Transfer Agent Fees	1,000	1,000

TOTAL OFFERING EXPENSES	12,500	12,500
NET PROCEEDS	27,500	47,500

EXPENDITURES*
Public Reporting Expenses	9,000	9,000
Software Developer (wine collection management)	6,000	6,000
Graphic Designer (revamping website)	1,250	1,250
Corporate identity design	1,250	1,250
Marketing collateral	700	700
Website Hosting	600	600
Marketing & Advertising	5,000	10,000
Facebook, Twitter and Translation	3,000	3,000
Office Equipment	700	700
Working Capital	$0	$15,000

* Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

In both events that we sell the Minimum Offering or Maximum Offering, we expect to proceed with our business plan as contemplated and we would have sufficient capital to sustain our operations and maintenance throughout our first year.

The main difference between the two scenarios is our marketing and advertising budget, in the event that we only sell the Minimum Offering we have budgeted $5,000 as opposed to $10,000 if we sell the Maximum Offering and the amount of the working capital available to us. In both scenarios we expect to launch our website to the public within six months after the offering is completed and to generate revenues within four to six months afterwards.

Our offering expenses of approximately $12,500 are comprised primarily of legal and accounting expenses, Securities and Exchange Commission (“SEC”) and EDGAR filing fees, printing and transfer agent fees, and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

Any net proceeds from this Offering will be used for the development and marketing of our business and products, and for general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

CAPITALIZATION

The following table sets forth, as of April 30, 2010, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of the Minimum Offering and the Maximum Offering of common stock being offered hereby at the initial public offering price of $0.04 per share and the application of the estimated net proceeds as described in “Use of Proceeds.” This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

		April 30, 2010
		As Adjusted,	As Adjusted,
		Assuming	Assuming
		Sale	Sale of
		of Minimum	Maximum
	Actual	Offering	Offering
Short-term debt	2,818	2,818	2,818

Stockholders’ equity :
Preferred Stock, 50,000,000 shares authorized, par-value $0.0001, no shares issued and outstanding Common Stock, 100,000,000 shares authorized, par-value $0.0001, 4,000,000 shares issued and outstanding.	4,000,000	5,000,000	5,500,000
Issued and outstanding as adjusted	400	500	550
Additional paid-in capital	19,600	39,500	59,450
Deficit accumulated during the development stage	(2,112)	(2,112)	(2,112)

Total stockholders equity	17,888	37,888	57,888
Total Capitalization	20,706	40,706	60,706

DILUTION

Purchasers of our securities in this Offering will experience immediate and substantial dilution in the net tangible book value of their common stock to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this Offering.

The historical net tangible book value as of April 30, 2010 was $17,888 or approximately $0.0045 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of April 30, 2010.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this Offering and the pro forma net tangible book value per share of our common stock immediately following this Offering.

Adjusted net tangible book value represents the historical net tangible book value as of December 31, 2009, as adjusted to give effect to the receipt of net proceeds of $27,500 or $47,500 from the sale of 1,000,000 shares or 1,500,000 shares of common stock, respectively, after deducting estimated Offering expenses of approximately $12,500. The adjusted net tangible book value represents an immediate increase of $0.0045 per share upon the sale of 1,000,000 shares or $0.0073 per share upon the sale of 1,500,000 shares to existing stockholders, and an immediate and substantial dilution of $0.031 per share (approximately 77.5%) upon the sale of 1,000,000 shares or $0.0282 per share (approximately 70.5%), upon the sale of 1,500,000 shares to new investors purchasing our securities in this Offering.

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.04 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

See “Plan of Distribution” for additional information.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain any earnings to develop and market our services. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 4,000,000 shares of our common stock since our inception on July 1, 2008. There are no outstanding options, warrants, or other securities that are convertible into shares of common stock.

Holders

There were 2 holders of record of our common stock as of August 17 .

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

Winecom Inc. is a development stage company that was incorporated under the laws of the state of Nevada on July 1, 2008. We currently have no revenues and no significant assets.

We are developing and plan to offer a social networking website that focuses on building online communities of wine lovers. Our website will allow wine lovers to chat, post pictures and videos, share wine expertise and experiences, create and share events, and manage their wine collections. Our website, available at www.winecom.ning.com, is accessible but is still a work-in-progress and in the development stage.

Though our website, www.winecom.ning.com is currently accessible it is not yet prepared for a full public launch. It is currently in the testing phase as we are reviewing the operations of the social network and various features. The website will likely remain accessible for some time as we troubleshoot and test various aspects of the system. Our references to the ‘public launch’ of our site are specifically intended to refer to the time in our development when our website is complete and we begin engaging in marketing activities to generate awareness www.winecom.ning.com.

Prior to the public launch of our website we need to develop our wine collection management system and revamp the overall appearance of our website. Immediately after this Offering is completed, we will identify a software developer to develop and integrate a wine collection system with our website. We plan to generate revenues through the sale of this feature as a premium service at a cost of $4.99 per month. Consequently, we must complete this development prior to the public launch. We expect the process of identifying a software contractor, developing this system and integrating it will take up to six months following successful completion of the offering, and we have budgeted $6,000 for this task.

Additionally, we plan to hire a freelance graphic designer to revamp the overall visual appearance of our website and make it more appealing and modern. We anticipate the revamping of our website to take no longer than two months after the Offering is completed at a cost of $1,250. The revamping of our website is not essential for us to generate revenues.

Once the development of the wine collection system and the revamping of our website have been completed, we will publicly announce the launch of our new website. At this point in time our website will be ready to generate revenues. We will then focus our efforts on driving visitors to our website by promoting our website with Google Adwords and making our website more accessible to visitors from other social networks such as Facebook and Twitter and by adding language translations to foreign visitors. We will also attempt to generate revenues by negotiating agreements with third-party merchants to display their goods on our site and pay us a commission if our visitors purchase their products. We have not yet identified such merchants and there can be no assurance that we will be able to once we reach this stage in our business development.

Provided we raise sufficient proceeds from the offering, although there can be no assurance at the present time, we expect our website to be ready for public launch within 6 months following completion of this Offering and to start generating revenues within 4 to 6 months following launch.

We are in the early stage of our business plan. We currently have no revenues and no user subscriptions for our website. Our activities to date have been limited to organizational matters, development of our business plan, development of our website, and efforts related to becoming a publicly traded company.

Our offices are currently located at 2 Duchifat Street, Kibbutz Dovrat, D.N Emek Yezreel 19325, Israel, which office has been donated free of charge from our Secretary and director, Mr. Shamir Benita. The address of agent for service in Nevada and registered corporate office is c/o EastBiz.com, Inc., 5348 Vegas Dr., Las Vegas, NV 89108 USA. Our telephone number is 011 (972) 57-946-2208. We have a website at www.winecom.ning.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

We have two executive officers who also serve as our directors. Mr. Mordechay David, our President and Director, has more than 15 years of experience as a winemaker working at the Binyamina Winery, Israel’s fourth largest wine producer. Mr. Shamir Benita our Secretary, Treasurer, and Director, general business management, marketing, and logistics experience working in the public education sector. Both Mr. David and Mr. Benita reside in Israel.

We have never declared bankruptcy, never been in receivership, and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Neither Winecom Inc., nor our officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

SOCIAL NETWORKING WEBSITES, GENERALLY

Social networking websites provide internet users with services that allow them to form, join, or participate in online communities and to communicate with others regarding common interests and pursuits. . Social networking websites have experienced increasing popularity in the last decade, and many sites have grown into broad networks encompassing tens of millions of users. Our management believes that the popularity of general interest social networking sites such as Facebook has opened the door for more specialized and exclusive services that cater to special interest groups.

OUR WEBSITE
We have acquired web hosting space for our website at the cost of $30 per month. Our website, available at www.winecom.ning.com is accessible but is still a work-in-progress and in the development stage To date our website has the following functions and services:

MEMBER PROFILES
Subscribers can customize their profile pages with their own design, choice of widgets and profile applications, and may choose to make their profile public or private to other subscribers.

LATEST ACTIVITY
A real-time, dynamic activity feed of everything happening across our website including status updates from subscribers.

PHOTOS AND VIDEOS
Subscribers can upload and share photos and videos.

CHAT AND DISCUSSION FORUM
Chat in real-time with other subscribers and single or multi-threaded discussion forum with categories, photos and attachments.

We plan to develop the following function immediately after the Offering is completed and the proceeds have been received and accepted:

WINE COLLECTION MANAGEMENT SYSTEM
Allowing subscribers to manage and track their wine collection, the system can produce an instant, detailed inventory of a collection and sort it, for instance, by grower, region or drink-by date.

Provided that we raise sufficient proceeds from this Offering, we plan to develop the following functions within 6 months after the Offering is completed:

INTEGRATION WITH OTHER SOCIAL NETWORKING SITES
Allowing members of other popular social networking sites such as Facebook, Twitter and LinkedIn to join our website with their current username without the need to register as new members on our website. Once on our website the members will be able to purchase a subscription to our premium services.

TRANSLATE TO A DIFFERENT LANGUAGE
Enabling our website visitors to select a display our website in a different languages, we plan to include Deutsch, French and Spanish.

REVENUE MODEL

We plan to generate revenue from the following:

PREMIUM SERVICES

Visitors to our website will be able review posts and search general sections of the website for free. However, members will be charged $4.99 per month if they would like to use our premium services such as wine collection managing system, more storage space and extra features. The extra features available to subscribers of our premium services will include the ability to start a personal blog on our website, for example.

ADVERTISEMENT SPACE

One of the major benefits of advertising on a social networking site is that advertisers can take advantage of the users’ demographic information and target their ads appropriately. We intend to sell advertisement space to companies who are interested in targeting our subscribers. We anticipate that interested advertisers will include winemakers and retailers, purveyors of gourmet foods, and suppliers of lifestyle products and services catering to our target market. We intend to sell advertising space on our website at a rate of $15 to $50 per thousand instances of an ad appearing on the website. Advertisements will appear on all of our web pages in a vertically oriented sidebar.

We also intend to participate in the Google AdSense service. Google AdSense is a free service, which displays text-only ads that correspond to the keywords of the content of the page on which the ad is shown. Each time a user of a host website clicks on an AdSense advertisement, Google provides a flat fee to the operators of that website on behalf of the applicable advertiser. We were experimenting with the integration of “dummy” advertisements by Google with our social network website, and we have since removed these advertisements. We have not yet applied to Google AdSense program but do intend to do so once our website has been publicly launched. We did not generate any AdSense related income and since Google pays a different fee rate according to the niche your website occupies, we do not yet know what this fee will be.

SALE OF THIRD-PARTY GOODS

We plan to offer our members wine and wine related goods such as corkscrews, openers, wine decanters, wine stoppers and pourers from third-parties. We will display on our website ads to items that are available for purchase, these ads will be linked to the merchant’s store, once a member of our site clicks on it he will be redirected to the merchant’s store to complete the purchase, once the sale is completed we will be paid a commission by the merchant. We have not yet identified potential merchants.”

THE MARKET OPPORTUNITY

In its report on Social Network Demographics and Usage dated May 2010, eMarketer, an aggregator of worldwide market research, noted the following observations and predictions regarding social networking:

  “Social network usage rose sharply in 2009 largely due to the ever-increasing popularity of Facebook;
  57.5% of Internet users, or 127 million people, will use a social network at least once a month in 2010;
  By 2014, nearly two-thirds of all Internet users, or 164.9 million people, will be regular users of social networks;
  Adults will continue to increase their use of social networks, driving most of the growth in the next few years; and
  [In 2010] 59.2% of adults online will visit social networks regularly, up from 52.4% in 2009; and
  By 2014, 139.6 million US adults will be regular users, up 56% over 2009.

In addition to the predicted increases in the use of social networking services outlined above, our management believes that the market for wine and gourmet related media has grown significantly over the past decade. This growth is most noticeably evidenced by the advent of television outlets such as Food Television, the Food Channel®, Food Network, and the Cooking Channel, and the numerous websites, blogs, and printed or online magazines covering culinary and wine related topics. Our management believes that the predicted growth for social networking websites and the perceived demand for wine and gourmet related media indicates the presence of a large consumer market for niche, wine related social networking websites like ours.

COMPETITION AND COMPETITIVE STRATEGY

The social networking website industry is highly competitive and, at times, subject to rapidly changing consumer preferences and industry trends. Competition is generally a function of the website’s brand strength and the success of its marketing strategies, its user capacity and reliability, and its ability to accommodate and integrate evolving technology and features (such as smart-phone or Twitter compatibility, for example). Additionally, with regard to the online retail component of our business, competition is generally a function of the assortment and continuity of merchandise selection offered, reliable order fulfillment and delivery, and the level of brand support for products offered. We will be required to compete with a large number of niche social networking and merchandising websites, many of which have significantly greater resources than we do. Many of our competitors also have the ability to develop and market products and services similar to (and competitive with) our products and services. Specifically, we compete with the major niche social networking websites such as snooth, Bottlenotes, cork’d, VINFOLOIO, calwineries and WineQ. We also compete with several smaller niche social websites brands such as Adegg, OpenBottles and Tastoria. We believe that we are currently one of the smallest in the industry, as we currently have only a nominal web presence and no revenues from our business operations.

Management believes we can offset any such competitive disadvantages by being a price leader in the marketplace, first by offering free access to our website, and thereafter by offering more competitively priced premium services. Initially, general subscriptions to our site will be free and premium subscriptions will be only approximately $4.99 per month. We will also seek to differentiate ourselves by providing our subscribers with more attractive social network features, such as tools for subscribers to easily communicate with each other.

MARKETING & SALES STRATEGY

The use of Internet is continuing to evolve as a global platform for doing business. Our major focus in the first year will be to use Google Adwords program in order to drive traffic to our own website. We plan to take advantage of the well established Google Adwords marketing program which places online ads on the search result pages of Internet users. Google uses an advertising methodology referred to as cost-per-click (“CPC”) in its Adwords program. Using this strategy will allow us to design our own ads, and to select target locations such as a city or state and use keywords in our ads. A keyword is a word that is used by an Internet user who is performing an online search to find out information on a specific topic.

Our primary target market is focused on Internet users who already participate in social networking websites. With CPC advertising, we only pay for the number of actual clicks on our advertisement. Each time someone clicks on our Google ad they will be redirected to our web site. A CPC-based advertising strategy is cost effective because an advertiser only pays for the leads they receive. The CPC marketing campaign is an integral part of our long term strategy

Our marketing campaign will monitor daily statistics and track favorite topics in order to quickly get in synch with our Internet audience. This is a significant part of our branding strategy.

ONLINE ADVERTISING

The majority of our advertising and promotional activities will be concentrated on an online advertising campaign using Google Adwords. We have selected Google because of its success and popularity for web users wishing to find something using an internet search. The Google Adwords program will allow us to customize the text of our advertisements, the frequency of each advertisement's appearance, and the length of the advertising contract. For our purposes, we believe that this will give us the maximum amount of flexibility and allow us to closely monitor the costs of the marketing campaign.

EMAIL ADVERTISING CAMPAIGN

We anticipate that an information style email advertising campaign may help to enhance our online advertising campaign and bring us into direct contact with people who are interested in using our services. In this regard, we are considering acquiring email lists, which may be done on an incremental basis so as not to incur a large expense before determining whether an email campaign works and meets our expectations.

We have budgeted a minimum of $5,000 and a maximum of $10,000 for advertising, marketing and sales during the 12 months following completion of this Offering. Mr. Shamir Benita will be responsible to manage all of our marketing and sales activities.

OPTIMIZING OUR WEBSITE

We plan to work with the web site development contractor to develop a series of meta-tags for each of the pages of our web site. Meta-tags are keywords that are added to a web page to make it easier to find that specific web page through search engines, web browser software and other applications. The information is not intended to be seen by the casual Internet user. Search engines like Google and Yahoo are designed to seek out these keywords when someone is performing an Internet search for a specific topic. By including meta-tags such as “social networking website for wine lovers”, “love wine community” and “chat and share knowledge about wine”, we will be able to help drive more traffic to our web site.

As our business begins to gain subscribers and become known in the industry we plan to conduct our own online survey questionnaires from the home page of our web site.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We will be developing our own website, and the distribution of our website services will be over the Internet. We intend to engage the services of independent contractors in relation to web design and programming as we may require. We believe there are no constraints on the sources or availability of products, supplies, or suppliers related to our business.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Our website will be available to the general public over the Internet. Initially, general subscriptions will be free, and premium subscriptions will be approximately $4.99 per month. As our subscription fees will be priced for mass market consumption, we do not anticipate dependence on one or a few major customers for the foreseeable future.

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop our website and intend to protect its contents by registering for appropriate copyright and trademark protection where our management deems such registration necessary or beneficial. We have not conducted any independent searches or other inquiry into patents or other intellectual property which may be owned by others and which may constrain our business plan, nor have we received independent opinions of counsel on such matters. Beyond our trade name, we do not hold any other intellectual property rights.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION.

We do not believe that government regulation will have a material impact on the way we conduct our business. Given the alcohol related content that will be available on our website, we will implement appropriate safeguards and electronic warnings to ensure that visitors to our site are aware of any age related restrictions that may be applicable to them while visiting our site.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first year of operation related to the development of our website. For additional details please see "Management's Discussion and Analysis of Financial Condition and Results of Operation - Plan of Operation" below.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our officers/directors, who each spend approximately 15 to 20 hours a week on our business as is required. Mr. David and Mr. Benita are both engaged with other businesses which will occupy the remainder of their working time every week. Although neither Mr. David or Mr. Benita are under obligation to provide a minimum quantity of hourly services, they do not anticipate providing less than 6 hours per week of service in order to perform basic corporate maintenance and book keeping. Further details on these businesses can be found in the “Management” section below. We will consider retaining full-time management and administrative support personnel as our business and operations increase. We do not foresee engaging full-time management or administrative support personnel during the next 12 months.

Over the next 12 months, Mr. Mordechay David will be primarily responsible for:

  General management of our company's operations
  Management and direction of financing activities
  Ensuring the software development plan is on budget and on schedule
  Overseeing the wine collection management system project development
  Responsible for the discussion boards’ conception and policies.

Mr. Shamir Benita will be responsible for:

  Preparing and updating our website
  Financing activities
  Setting up a Google Adwords account
  Identify, interview and select software developer for the wine collection management system
  Overseeing the wine collection management system project development
  Promote and executing our marketing plan

DESCRIPTION OF PROPERTY

We do not own interests any real property. Mr. Shamir Benita, our Treasurer, Secretary and director, has provided us with 500 sq ft of furnished office space located at 2 Duchifat Street, Kibbutz Dovrat, D.N Emek Yezreel 19325, Israel free of charge for at least the next 12 months. This location currently serves as our primary office for planning and implementing our business plan. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future. We also maintain a resident corporate office at 5348 Vegas Dr., Las Vegas, Nevada, 89108. This location is a virtual office that we maintain for $75 per month pursuant to a lease with INC Management, a company affiliated with EastBiz.com, Inc. which provides us with a mailing address for communications, a contact phone number as well as secretarial and administrative services should we need it. Our officers/directors do not work from this location. We may terminate the lease arrangement upon 30 days written notice to INC. Management. Finally, we have also contracted with a third party web-hosting service to obtain server space and maintenance for our website at the minimal cost of $30 per month.

REPORTS TO SECURITY HOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position
Mr. Mordechay David	58	President, and Director
Mr. Shamir Benita	31	Treasurer, Secretary and Director

Mr. Mordechay David

Mr. David is our President and director and has served in these capacities since July 1, 2008.

Since November 1988, Mr. David has been employed at the Binyamina Winery in Israel, where he has been responsible for identifying aromas and flavors in wines, for recommending treatments to improve wine quality and for achieving wine flavor profiles which meet marketing needs. At Binyamina, Mr. David has also been responsible for various aspects of the wine production and cellaring process, including management of grapes, juices and wines, chemical and ingredient additions, racks, transfers, clarification, blends, shipping and final preparation for bottling.

We believe Mr. David’s qualifications to sit on our board of directors include his years of experience as a winemaker, as well as his substantial knowledge of the wine industry.

Mr. Shamir Benita

Mr. Benita is Our Treasurer, Secretary and director, and has served on our Board of Directors since July 1, 2008.

Since July of 2005 Mr. Benita has been employed by the Micheal Project, a supplemental addition to the Israeli education system supported by the Israeli Ministry of Education and implemented in Junior High Schools and High Schools in the Jewish, Arab, Druze and Bedouin educational sectors. Mr. Benita has been responsible for managing the logistical aspects of the Micheal Project. In addition, since August of 2007, Mr. Benita has been a consultant to small businesses in the area of marketing and sales. Mr. Benita has consulted for fit2media.com which is website development and management company, Tamar Ziv, a clothing designer and well as Harbarzel 1, a restaurant in Tel-Aviv during this time.

We believe Mr. Benita’s qualifications to sit on our board of directors include his years of experience as a consultant to small businesses such as ours in the area of marketing and sales, as well as his understanding of social networking websites gained while consulting for fit2media.com.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no less than 1, but not more than 9 directors. Each director serves until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

We have no significant employees other than the executive officers/directors described above.

Family Relationships

There are no familial relationships between our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to our executive officers, Mr. Mordechay David. There are no arrangements or employment agreements with our executive officer or directors pursuant to which they will be compensated now in the future for any services provided as an executive officer, and we do not anticipate entering into any such arrangements or agreements with them in the foreseeable future.

Outstanding Equity Awards at 2009 Fiscal Year-End

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at August 17, 2010 .

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2009 and 2008 stock subscriptions receivable of $20,000 were due from Mordechay David and Shamir Benita for 4,000,000 shares issued on July 1, 2008. Pursuant to Section 78.211(3) of the Nevada Revised Statutes, these shares were held by us in an informal escrow until Mr. David and Mr. Benita delivered the subscription funds to us. We received these proceeds during the period ended April 30, 2010. Mr. David’s and Mr. Benita’s respective subscription agreements are attached as Exhibits 10.2 and 10.3.

As of April 30, 2010 we owed $2,818 to Mr. David for expenses paid on our behalf. This loan is non interest bearing and due on demand.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Mr. Benita and Mr. David are our only promoters as defined in Rule 405 of Regulation C due to their participation in and management of the business since our incorporation.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of August 17, 2010 for:

  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  each of our executive officers;

  each of our directors; and

  all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Winecom Inc., 2 Duchifat Street, Kibbutz Dovrat, D.N Emek Yezreel 19325, Israel.

The percentage ownership information shown in the table below is calculated based on 4,000,000 shares of our common stock issued and outstanding as of August 17, 2010 . We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Name of Beneficial	Amount and Nature
Title of Class	Owner	of Beneficial Ownership	Percentage of Class
Common Stock	Mr. Mordechay David, President and Director	2,000,000	50.00%

Common Stock	Mr. Shamir Benita, Treasurer, Secretary and Director	2,000,000	50.00%

All officers and directors as a group (2 persons)		4,000,000	100.00%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. None of our stockholders are entitled to registration rights.

PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange or quotation medium. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

The Over-the-Counter Bulletin Board is maintained by the Financial Industry Regulatory Authority, Inc. The securities traded on the Over-the-Counter Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-the-Counter Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a "penny stock." A penny stock generally includes equity securities (other than securities registered on some national securities exchanges) that have a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Managed by Our Officers and Directors

We are offering up to a minimum of 1,000,000 (the “Minimum Offering”) and a maximum of 1,500,000 (the “Maximum Offering”) shares of common stock. The offering price is $0.04 per share. The Offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold the Minimum Offering, or, following the sale of the Minimum Offering, before we have sold the Maximum Offering. There are no specific events which might trigger our decision to terminate the Offering.

Escrow Agreement and Escrow of Subscription Funds

Funds received for subscriptions of up to the Minimum Offering will be placed into escrow in accordance with an escrow agreement between us and our counsel, W.L. Macdonald Law Corporate d/b/a Macdonald Tuskey. The escrow agreement is attached to this prospectus as exhibit 10.1. Escrowed funds will be held in a separate or pooled trust account maintained by the escrow agent in accordance with the rules of professional conduct governing attorneys in the Province of British Columbia, Canada. These requirements include, among others, the obligation to maintain adequate records to identify the funds of each depositor and to comply with annual trust reporting requirements and audit provisions. An attorney may not use trust accounts for any purpose other for the purposes intended by agreement with the depositor or as otherwise required by law. Funds contained in trust accounts by attorneys in British Columbia are protected from the creditors of the attorney, but may be vulnerable to seizure or garnishment by the creditors of the applicable depositors/subscriber(s). According to the escrow agreement, in the event that subscriptions for all of the Minimum Offering are not received prior to the termination of the offering (which shall in any event occur not later than 270 days following the effective date of this prospectus if we elect to implement a 90 day extension of the original 180 day period), all money received by the escrow agent in respect of the offering will be promptly returned to subscribers (or to their respective authorized representatives), without interest or deduction. However, the escrow agent is authorized under the agreement to comply with any payment direction, garnishing order, order of seizure, or other order issued by a court concerning the subscription funds (or any portion thereof). The escrow agent has no obligation to appeal or contest any such court order. Therefore, compliance with such an order by the escrow agent may delay or prevent the return of subscription funds by the escrow agent or the delivery of subscription funds to us upon successful completion of the Minimum Offering.

If any court or similar proceedings are initiated against the escrow agent by any party concerning the subscription funds, the escrow agent is not obligated to defend against or participate in such proceedings unless we have first provided the agent with sufficient funds to cover the costs of defence or participation. Importantly, we have also agreed to defend, hold harmless and otherwise indemnify the escrow agent against any expense, loss or action incurred by or brought against the escrow agent in respect of its role as escrow agent in relation to this offering, provided only that the escrow agent has acted in good faith with the terms of the escrow agreement. Therefore, if an action is brought against the escrow agent by any third party in respect of the subscription funds, Winecom may be obligated to incur significant costs to indemnify the escrow agent, which could result in a diversion of funds allocated for the execution of our business plan.

In exercising its duties and obligations as escrow agent, W.L. Macdonald Law Corporation has agreed to act honestly and in good faith and to exercise a degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The escrow agreement further absolves the escrow agent of any responsibility if the subscription funds are lost, provided that it has acted as would a reasonably prudent person. Importantly, the standard of reasonable conduct required of the escrow agent by the escrow agreement is more lenient than the standard generally imposed by courts on persons acting in the capacity of trustee or fiduciary. Generally a fiduciary or trustee is prohibited from putting themselves in a position where their personal interests may conflict with their obligations toward those under their care of for whom they act. For example, an escrow agent bound to a fiduciary standard would not be permitted to concurrently representing a third party with a competing interest in the subscription funds. Importantly, however, our escrow agent is prohibited from acting in conflict of interest by the rules of professional responsibility governing attorneys in British Columbia and New York. In light of the escrow agent’s professional obligations, the standard of a reasonably prudent person imposed on the escrow agent by the escrow agreement serves to allow the escrow agent to resign if a conflict of interest arises. The standard of a reasonably prudent person also absolves the escrow agent of the obligation to incur any unreasonable expense or to take any extraordinary measures to defend any third party action brought against it in respect of escrowed funds. However, section 4.1 of the escrow agreement requires the escrow agent to defend against such action if we indemnify it and provide it with security for related costs and expenses. Accordingly, our management does not believe that the reasonable standard of care imposed on the escrow agent will in any way compromise the interest of subscribers in relation to the escrowed funds. We believe that the contracted standard of care provides safeguards necessary to retain the services of a competent and prudent escrow agent without undue expense.

Termination of Escrow Agreement and Potential Causes for Termination

The escrow agreement may be terminated by us or by the escrow agent with not less than 30 days notice or upon a mutually agreed date. Termination may occur, for example, if the escrow agent is no longer able to fulfill its duties due to incapacity or to professional obligation under the laws and rules of professional responsibility governing lawyers in Canada or the United States. Such a conflict may arise, for example, from the application of the Proceeds of Crime (Money Laundering) Act (Canada), which would require our escrow agent to resign or to freeze escrowed funds pending court order if it has reason to believe that any of the funds received in respect of the Offering are the proceeds of criminal activity anywhere in the world. Similarly, if the escrow agent discovered that any of the representations made by us in this prospectus were intentionally false or misleading, it may be compelled by the rules of professional conduct to cease to act as escrow agent and to otherwise sever its relationship with us.

If the escrow agreement is effectively terminated prior to completion of the Minimum Offering, the agreement requires the escrow agent to return all subscription funds to the subscribers once termination is effective (subject to any court order imposed on the escrow agent described above). In the unlikely event that the escrow agreement is terminated, we will seek to secure another escrow agent upon substantially equivalent or preferential terms, or to make such other arrangements as may be mutually agreed by us and the subscribers to this offering on a collective or individual basis. If we are unable to make such arrangements to the satisfaction of any subscribers, neither Winecom nor the subscribers in question will have any continuing obligation to each other in respect of this offering.

We may discontinue the Offering or declare it to be completed at any time. In the event that subscriptions for at least the Minimum Offering are received within 180 day offering period, all money received and held in escrow will promptly be released to us, and we will use such funds in the execution of our business plan. In the event that less than the Minimum Offering is sold within the 180 day offering period and our Board of Directors believe that an extension of time would result in our receipt of subscriptions for the Minimum Offering, the Board may then decide, by majority vote to extend the Offering for 90 calendar days. Subject to any court order imposed on the escrow agent described above, all monies received in respect of rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any subscriptions in excess of the Minimum Offering, up the number of Maximum Offering, will be accepted on a rolling basis. Once we accept subscriptions in excess of the Minimum Offering, the funds will be deposited into an account maintained by us and be immediately available to us. There are no investor protections for the return of subscription funds once the Minimum Offering are subscribed and accepted. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

Sale of Shares in this Offering

If we are unable to raise sufficient funds to effectuate our business plan, we will attempt to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional funds and there is no assurance that we would be able to raise additional funds in the future. If we need additional funds and are not successful, we will have to suspend or cease operations.

Our officers and directors will manage the sale of the Shares in this Offering. The officers and directors will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

Each of our officers and directors satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

2.	they are not being compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.	they are not, at the time of their participation, an associated person of a broker- dealer; and
4.

they meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) he is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) he does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our each of them from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this Offering.

Offering Period and Expiration Date

This Offering will commence on the effective date of the registration statement of which this prospectus is a part, as determined by the Securities and Exchange Commission, and will continue for a period of 180 days. We may extend the Offering for an additional 90 days, at our sole discretion, unless the offering is completed or otherwise terminated by us at an earlier date.

Procedures for Subscribing

If you decide to subscribe for any shares in Offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Macdonald Tuskey in trust for Winecom Inc."

Funds received for subscriptions of up to the Minimum Offering will be placed into escrow. In the event that subscriptions for all of the Minimum Offering are not received within 180 calendar days after the effective date, all money received by us and being held in escrow will be promptly returned to subscribers, without interest or deduction, subject to any obligation of the escrow agent to comply with a court order concerning escrowed funds . In the event that subscriptions for at least the Minimum Offering are received within 180 day offering period, all money received and held in escrow will promptly be released to us, and we will use such funds in the execution of our business plan.

Any subscriptions in excess of the Minimum Offering, up the number of Maximum Offering, will be accepted on a rolling basis. Once we accept subscriptions in excess of the Minimum Offering, the funds will be deposited into an account maintained by us and be immediately available to us. There are no investor protections for the return of subscription funds once the Minimum Offering are subscribed and accepted. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions, subject to any court order directed toward our escrow agent in respect of the subscription funds . Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

  Have equal rateable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

  Are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu , each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, every stockholder who is present in person or by proxy and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of August 17, 2010 , there were 4,000,000 shares of our common stock issued and outstanding.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of August 17, 2010 , there were no preferred shares issued and outstanding. Under our Bylaws, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

The transfer agent and registrar for our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251. Phone (480) 481-3940. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this Offering, based on our outstanding shares as of August 17, 2010 , we will have outstanding an aggregate of 5,000,000 shares of common stock outstanding, assuming that only the Minimum Offering is subscribed to, and an aggregate of 5,500,000 shares of common stock in the event that the Maximum Offering is subscribed to. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, all shares covered hereby and sold under the Offering will be freely transferable without restriction or further registration under the Securities Act.

The remaining 4,000,000 restricted shares of common stock to be outstanding are owned by our executive officers and directors, known as our “affiliates.” As such, the remaining shares of common stock may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding (or 44,000 shares if the Minimum Offering is subscribed to, or 46,000 in the event that the Maximum Offering is subscribed under this Offering) immediately after this Offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 5348 Vegas Dr. Las Vegas, NV 89108 USA, Tel: (888) 284-3821

LEGAL REPRESENTATION

Macdonald Tuskey, Barristers and Solicitors, will pass upon the validity of the common stock offered hereby.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Weinberg & Baer LLC an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered by the Registrant. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 4, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

Winecom Inc. was incorporated under the laws of the state of Nevada on July 1, 2008 and is engaged in the development of an Internet social website that caters to wine lovers.

Our offices are currently located at 2 Duchifat Street, Kibbutz Dovrat, D.N Emek Yezreel 19325, Israel. Our telephone number is Tel: 011 (972) 57-946-2208. We have a website at www.winecom.ning.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part. From our inception on July 1, 2008 to October 2008, we have focused primarily on organizational matters. Due to the continuing financial crisis in 2008 we suspended our operations in October 2008, resuming them in September 2009. Since September 2009 we have been developing our website.

We are developing and plan to offer a social networking website that focuses on building online communities of wine lovers. Our website will allow wine lovers to chat, post pictures/videos, share wine expertise and experiences, create and share events, and manage their wine collections. Our website, available at winecom.ning.com, is accessible but is still a work-in-progress and in the development stage. We expect our website to be ready for public launch within 6 months following completion of the Offering, provided that we raise sufficient capital to carry out our business plan.

In our management’s opinion the emerging alternatives to general social networking websites are niche social networking sites which are social networks targeted at a specific audience. By targeting a specific audience, niche social networks will be able to create a strong and lasting bond among their users. We believe, although no assurance can be given, that our plan to offer a niche social networking website for wine lovers is timely given the current market conditions.

From July 1, 2008 (inception) to April 30, 2010, we have incurred accumulated net losses of $2,112. As of April 30, 2010, we had $20,706 in current assets and current liabilities of $2,818. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate revenues at least until we have completed and launched our website.

Plan of Operations

We are developing and plan to offer a social networking website that focuses on building online communities of wine lovers, our website will allow wine lovers to chat, post pictures/videos, share knowledge about their favourite wine, create and share events and manage their wine collections.

Our business objectives for the next 12 months (beginning upon completion of this Offering), provided the necessary funding is available, are to:

*	build the brand recognition of Winecom;
*	complete the development of our website; and
*	create interest in our website; and

Our goals over the next 12 months (beginning upon completion of this Offering) are to:

*	drive traffic to our website through marketing efforts,
*	set up a Google Ads account and place ads on our website;
*	integrate Facebook and Twitter with our website;
*	sell third-party goods on our website; and

These business objectives and goals are described in detail in the section titled "Milestones".

Our ability to achieve our business objectives and goals is entirely dependent upon the proceeds to be raised in this Offering. If we do not raise at least the Minimum Offering, we will be unable to achieve our business objectives and goals, without which we will be unable to generate any revenues.

If we are successful in raising the Minimum Offering we expect to be able to achieve our business objectives and goals. If we are successful in raising the Maximum Offering, we plan to achieve our business objectives and goals and we plan to increase our marketing and advertising budget from $5,000 to $10,000.

Our management does not anticipate the need to hire employees currently. However, it requires retaining the services of outside consultants to complete the development of our website.

The realization of sales revenues in the next 12 months is important in the execution of our plan of operations. However, we cannot guarantee that we will generate such revenue. If we do not produce sufficient cash flow over the next 12 months, we may need to raise additional capital by issuing additional shares of common stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. we cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.”

Activities to Date

We were incorporated in the State of Nevada on July 1, 2008. We are a development stage company. From our inception to date, we have not generated any revenues and our operations have been limited to organizational matters related to the development of our business and our related to becoming a public company. Since September 2009 we have been developing a social networking website that caters to wine lovers. Our website is currently under development. We expect our website to be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan.

Since our inception we have not made any purchases or sales, and we have not been involved in any mergers, acquisitions or consolidations. However, our management is of the opinion that:

  The market is ready for the type of service we propose;
  The technological challenges we expect to face are surmountable; and
  The cost of implementation and delivery of our proposed service is modest for a company of our size.

Our management has already begun discussions with legal counsel, transfer agent and Certified Public Accounting firm to ensure that we will meet all the compliance and disclosure requirements of being a public company. Mr. Benita, our Secretary, Treasurer and Director has provided us with an office space.

Expenditures

The following chart provides an overview of our budgeted expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

EXPENDITURES*	Minimum	Maximum
Public Reporting Expenses	9,000	9,000
Software Developer (wine	6,000	6,000
collection management)
Graphic Designer (revamping	1,250	1,250
website)
Corporate identity design	1,250	1,250
Marketing collateral	700	700
Website Hosting	600	600
Marketing & Advertising	5,000	10,000
Facebook, Twitter and Translation	3,000	3,000
Office Equipment	700	700
Working Capital	0	15,000
TOTAL EXPENDITURES	$27,500	$47,500

Milestones

Below is a brief description of our planned activities which we expect to commence immediately after the Offering is completed and the proceeds have been received and accepted.

Months 1 to 6 Following Completion of this Offering
Main Objectives:

  Hire a freelancer graphic designer;
  Identify and hire a freelance software developer to develop our wine collection management system;
  Initiate the graphic design of our corporate identity package (logos, layouts, fonts etc.); and
  Set up Google AdSense account.

Upon the completion of at least the Minimum Offering we will immediately begin to interview one or more software developer companies and freelancer graphic designers in Israel, we have yet to identify potential candidates. We plan to retain the services of the software developer and freelance graphic designer by the end of the first month. During month 2, we will work with the software developer on the specifications of the wine collection management system and the way it will be integrated with our website. During months 3 and 4 we expect the software developer to develop and integrate it with our website. During month 5 we will test the system and correct any issues with it. We have budgeted $6,000 for the contractor, which we believe will be sufficient to develop and integrate the management system with our website. Our management intends to oversee and participate in the software development process.

We believe that the completion of this feature will be essential to generate revenues from the sale of premium services, since we expect it to appeal to subscribers whether they have several bottles or several thousand bottles and would like to manage their wine cellar. We expect that this system will allow subscribers to manage and track their wine collection, produce an instant, detailed inventory of a collection and sort it, for instance, by grower, region or drink-by date. We anticipate that members will be charged $4.99 per month to use this service.

In addition, during month 2 the freelance graphic designer will design our corporate identity package and marketing materials. We expect that our graphic designer will complete developing our corporate identity package (including logos, business cards, letterhead, stationary, email forms, etc.) by the end of month 3 at a cost of $1,250. Once completed, we intend for the designer to proceed with the revamping of our web site at a cost of $1,250. This task will be completed by the end of month 4. We will concurrently proceed with the printing of business cards, letterhead and envelopes at an anticipate cost of $700.

During month 5, we plan to set up an account with Google Adsense service. This is available free of charge to us and will allow us to include Google ads from other advertisers on our website. We will receive a fee from these advertisers for each click on their ad by our subscriber visiting our site. Our Secretary, Treasurer and director, Mr. Benita, will be in charge of setting and running the Google Adsense account.

Once the development of the wine collection system and the revamping of our website have been completed, we will publicly announce the launch of our new website. At this point in time our website is complete and we are in a position to generate revenue.

Months 6 to 12 Following Completion of this Offering

Main Objectives:

  Integrate Facebook and Twitter with our website to allow users from other social networks to sign- our website;

  Add language translation to our website, to allow foreign visitors to join our website;
  Set up a Google Adwords account and campaign;
  Promote and execute our marketing plan for our website; and
  Negotiate the sale of third-party goods on our website.

During the following six months we will focus our efforts on driving traffic to our website and executing of our marketing plan. Our Secretary, Treasurer and Director, Mr. Benita, will undertake implementing our marketing plan. Out major focus during this time will be on online advertising campaign using Google Adwords to drive traffic to our website. We have selected Google because of its success and popularity for web users wishing to find something using an internet search. The Google Adwords program will allow us to customize the text of our advertisements, the frequency of each advertisement's appearance, and the length of the advertising contract. For our purposes, we believe that this will give us the maximum amount of flexibility and allow us to closely monitor the costs of the marketing campaign. We have budgeted a minimum of $5,000 for the Adwords campaign and a maximum of $10,000 depends on side of the net proceeds actually received from this offering.

Both of our officers and directors will undertake the task of identifying merchants that sell online wine and wine related goods, once identified we plan to negotiate a referral agreement where we receive commissions by referring visitors from our website to the merchant website. The commission will be paid once the sale is completed. There can be no assurance at the present time that we will find merchants that will agree to display their goods on our website and pay us a commission upon referral and complete of sale.

In addition we plan to retain the services of a freelance software developer to integrate Facebook and Twitter with our website, and to add language translation capabilities to our website. We are budgeting $1,000 for the development of these features and except this development to be complete by the end of month 10.

We believe that we can achieve revenues by becoming a one-stop-shop for wine lovers once the above development is achieved. We believe that by providing parts of our website for free we will attract members, once members develop online communities where they share expertise and experiences on our website they will have the option to also manage their wine collection and purchase wine and wine related goods all from one place which will generate us revenues. We expect a big portion of or revenues to come from the sale of the wine collection management system, if for any reason we are unable to offer this feature our business will be materially and adversely impacted.

Although there can be no assurance at the present time, we expect our website to be ready for public launch within 6 months following completion of this Offering and to start generating revenues 4 within 4 to 6 months following launch.

Results of Operations

During the period from July 1, 2008 (date of inception) through April 31, 2010, we incurred a cumulative net loss of $2,112. Our cumulative net loss consists entirely of organizational cost and general and administrative expenses incurred since our inception. From July 1, 2008 (date of inception) to April 31, 2010, we incurred total expense of $2,112 consisting of $818 in organization costs and $1,294 in general and administrative expenses.

From July 1, 2008 (date of inception) to December 31, 2008, we incurred total expenses of $838 consisting of $818 in organization costs and $20 in general and administrative expenses. From January 1, 2008 to December 31, 2009 we incurred total expenses of $2,068 consisting of $818 in organization costs and $1,250 in general and administrative expenses. Finally, from January 1, 2010 to April 30, 2010 we incurred total expenses of $44 consisting entirely of general administrative expenses. Our general and administrative expenses consist primarily of legal and accounting fees. Our organization cost consists primarily of corporate registration fees.

Since our incorporation, we have sold 4,000,000 shares of common stock to Mordechay David and Shamir Benita for total gross proceeds of $20,000.

We expect that our expenses will increase in the coming months as a result of an increase in operations as well as legal and accounting expenses associated with becoming a reporting company. We have budgeted that these expenses will be approximately $9,000 for the next 12 months. We will need to raise additional funds to be able to meet these expected capital requirements, but there can be no assurance that we will be able to secure the required financing. If we are not able to raise the required financing, we will not be able to develop our business plan.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Revenues

We believe that we will be able to commence the marketing of our website immediately following the public launch of our completed website, which we anticipate will be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan.

Liquidity and Capital Resources

At December 31, 2008, we had total current assets of $0 (consisting entirely of cash), total current liabilities of $2.818, and negative working capital of $818. This compares to our total current assets of $750 (consisting entirely of cash), total current liabilities of $2,818, and negative working capital of 2,068 as of December 31, 2009. As of April 30, 2010, we had total current assets of $20,706 (consisting entirely of cash), total current liabilities of $2,818, and a working capital surplus of 17,888

Historically, we have financed our cash flow and operations from the sale of stock and advances from our director. Net cash provided by financing activities was $818 from July 1, 2008 (date of inception) to December 31, 2008, including $818 loaned to us by our President and Director, Mordechay David. During the fiscal year ended December 31, 2009, we raised an additional $2,000 in proceeds from a second loan from Mr. David. The loans from Mr. David is unsecured, non-interest bearing and due upon demand. Net cash provided by financing activities was $20,000 payments received from our Directors as payment for stock during the period ended April 30, 2010. We have no external sources of liquidity in the form of credit lines from banks.

In the opinion of our management, additional funding is required to meet our development goals for the next twelve months. The estimated funding we require during the next twelve months period (beginning upon completion of this Offering) is between $27,500 and $47,500, which is the amount we expect to raise from the sale of our shares in this Offering. These estimated expenditures are described in detail above under the heading “Expenditures.” The length of time during which we will be able to satisfy our cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated. We estimate that our current cash balances will be extinguished by December 31, 2010 provided we do not have any unanticipated expenses. During the period from January 1, 2010 to April 30, 2010 we used approximately $11 a month on our operations due to a relative inactivity caused by a conservative business development approach caused by a lack of funding sources. During the next 12 months we expect the rate at which we use our capital in our operations to vary, but average approximately $8,000 a month on our business development, marketing activities as well as general and administrative expenses which include legal and accounting. Although there can be no assurance at present, we anticipate to be in a position to generate revenues beginning approximately 4 to 6 months following the launch of our website or approximately within 10 to 12 months from the successful completion of this Offering.

We have not yet generated any revenue from our operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Going Concern

We have incurred net losses of $2,112 from our inception on June 1, 2008 to April 30, 2010 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. Our ability to obtain additional financing, whether through the issuance of additional equity or through the assumption of debt, is uncertain. Accordingly, our consolidated financial statements for the period ended April 30, 2010 include an explanatory paragraph regarding concerns about our ability to continue as a going concern, including additional information contained in the notes to our financial statements describing the circumstances leading to this disclosure. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

WINECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (JULY 1, 2008) TO APRIL 30, 2010

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Winecom, Inc.:

We have audited the accompanying balance sheets of Winecom Inc. (a Nevada corporation in the development stage) as of April 30, 2010, December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the periods ended April 30, 2010 and 2009 and December 31, 2009 and 2008, and from inception (July 1, 2008) through April 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winecom, Inc. as of April 30, 2010, December 31, 2009 and 2008, and the results of its operations and its cash flows for the periods ended April 30, 2010 and 2009, December 31, 2009 and 2008, and from inception (July 1, 2008) through April 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as April 30, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 7 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
May 23, 2010

WINECOM, INC.
(A Development Stage Company)
BALANCE SHEETS

	April 30,	December 31,	December 31,
	2010	2009	2008

ASSETS

Current Assets
Cash	$20,706	$750	$-

Total Current Assets	20,706	750	-

Total Assets	$20,706	$750	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Loans payable - Director	$2,818	$2,818	$818

Total Current Liabilities	2,818	2,818	818

Total Liabilities	2,818	2,818	818

Stockholders' Equity
Preferred Stock, 50,000,000 share sauthorized, par value $0.0001, no shares issued and outstanding Common Stock, 100,000,000 shares authorized, par value $0.0001, 4,000,000 shares issued and outstanding	400	400	400
Additional Paid in Capital	19,600	19,600	19,600
Stock subscriptions receivable	-	(20,000)	(20,000)
Deficit Accumulated During the Development Stage	(2,112)	(2,068)	(818)

Total Stockholders' Equity	17,888	(2,068)	(818)

Total Liabilities and Stockholders' Equity	$20,706	$750	$-

The accompanying notes are an integral part of these financial statements.

WINECOM, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

				July 1, 2008	July 1, 2008
			Year ended	(Inception) to	(Inception) to
	January 1, 2010	January 1, 2009	December 31,	December 31,	April 31,
	to April 30, 2010	to April 30, 2009	2009	2008	2010

Revenue	$-	$-	$-	$-	$-

Expenses
Organzation Cost	-	-	-	818	818
General and Administrative	44	-	1,250	-	1,294
Loss before income taxes	44	-	1,250	818	2,112
Provision for Income Taxes	-	-	-	-	-

Net (Loss)	$(44)	$-	$(1,250)	$(818)	$(2,112)

Basic and Diluted (Loss) per Common Shares	a	a	a	a

Weighted Average Number of Common Shares	4,000,000	4,000,000	4,000,000	4,000,000

a = Less than ($0.01) per share

The accompanying notes are an integral part of these financial statements.

WINECOM, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

					Deficit
				Stock	Accumulated
	Common Stock		Paid in	Subscriptions	During the	Total
	Shares	Amount	Capital	Receivable	Development Stage	Equity
	#	$	$	$	$	$
Inception July 1, 2008

Common stock issued to Directors For cash July 1, 2008 @$0.005 Per Share	4,000,000	400	19,600	(20,000)	-	-

Net loss for the period					(818)	(818)
Blance December 31, 2008	4,000,000	400	19,600	(20,000)	(818)	(818)

Net loss for the year					(1,250)	(1,250)
Balance December 31, 2009	4,000,000	400	19,600	(20,000)	(2,068)	(2,068)

Stock subscriptions payment received				20,000

Net loss for the year					(44)	(44)
Balance April 30, 2010	4,000,000	$400	$19,600	$-	$(2,112)	$17,888

The accompanying notes are an integral part of these financial statements.

WINECOM, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

				July 1, 2008	July 1, 2008
	January 1, 2010	January 1, 2009	Year ended	(Inception) to	(Inception) to
	to April 30,	to April 30,	December 31,	December 31,	April 30,
	2010	2009	2009	2008	2010

Operating Activities
Net (Loss)	$(44)	$-	$(1,250)	$(818)	$(2,112)
Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities	-	-	-	-
Net Cash (Used) by Operating Activities	(44)	-	(1,250)	(818)	(2,112)

INVESTING ACTIVITIES
Net cash used by investing activities	-	-	-	-

FINANCING ACTIVITIES
Proceeds from loans - director	-	-	2,000	818	2,818
Proceeds from issuance of common stock	20,000	-	-	-	20,000
Cash Provided by Financing Activities	20,000	-	2,000	818	22,818

Net Increase in Cash	19,956	-	750	-	20,076

Cash, Beginning of Period	750	-	-	-	-

Cash, End of Period	$20,706	$-	$750	$-	$20,706

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-		$-	$-	$-
Income Taxes	$-		$-	$-	$-

The accompanying notes are an integral part of these financial statements.

WINECOM, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
April 30, 2010

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated under the laws of the state of Nevada on July1, 2008. The Company has limited operations and is considered a development stage company and has not yet realized any revenues from its planned operations.

We are focused on developing a social network website that caters to wine lovers. Our website focuses on building online communities of people who share interests, or who are interested in exploring the interests and activities of other members.

Our vision is to create social network sites as a form of online community of people who share interests and activities or who are interested in exploring the interests and activities of others.

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a Dec 31 fiscal year end.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing our net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing our net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Software Development Costs

Software development costs representing capitalized costs of design, configuration, coding, installation and testing of the Company’s website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

Recently issued accounting pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES," as the single source of authoritative non-governmental U.S. GAAP. FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative. These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period. The adoption of this pronouncement did not have an impact on the Company's business, financial condition or results of operations, but will impact the Company's financial reporting process by eliminating all references to pre-codification standards. On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company's financial condition, results of operations or cash flows.

NOTE 3. INCOME TAXES

The Company uses the liability method , where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. As of April 30, 2010, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $2,112 and will expire 20 years from the date the loss was incurred.

As at April 30, 2010, deferred tax assets consisted of the following:

Net operating losses	$317
Less: valuation allowance	(317)

Net deferred tax asset	-

NOTE 4. NET OPERATING LOSSES

As of April 30, 2010, the Company has a net operating loss carry-forward of approximately $2,112 which will expire 20 years from the date the loss was incurred.

NOTE 5. STOCKHOLDER’S EQUITY

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,000,000 shares minimum or 1,500,000 maximum of newly issued common stock at an offering price of $0.04 per share for proceeds of $40,000 minimum or $60,000 maximum.

Authorized

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

Issued and Outstanding

For transactions with employee’s stock, issuances are in accordance with ASC 718, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with other than employee’s stock issuance are in accordance with ASC 505, where issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is the more reliable measure.

On July1, 2008, the Company issued 4,000,000 common shares to its Directors valued at $ 0.005 per share or $20,000.

NOTE 6. RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

As of December 31, 2009 and 2008 stock subscriptions receivable of $20,000 were due from Directors for 4,000,000 shares issued.

NOTE 7. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception (July 1, 2008) to April 30, 2010 of $2,112. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts.

NOTE 8. LOANS PAYABLE RELATED PARTY

In 2008 and 2009, the Company's Director advanced a total of $2,818. The advances are non-interest bearing, unsecured and due on demand.

NOTE 9. ADVERTISING COSTS

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of April 30, 2010

NOTE 10. CONCENTRATIONS OF RISKS

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure. See Note 7 regarding going concern matters.

NOTE 11. PROPERTY

The Company does not own or rent any property. We currently maintain our corporate office at 85-5348 Vegas Dr., Las Vegas, NV 89108 USA. This location is a virtual office that we maintain for $45 per month pursuant to a lease with INC Management, a company affiliated with EastBiz.com, Inc., which provides us with a mailing address for communications, a contact phone number as well as secretarial and administrative services should we need it. We may terminate the lease arrangement upon 30-days' written notice to INC Management. Our executive officers, Mr. David and Mr. Benita, do not work from this location, but operate from their respective residences in Israel at no charge to us.

Until ________, 2010 [90 days from date of prospectus],

all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

WINECOM INC.

Minimum of 1,000,000
and a
Maximum of 1,500,000

Shares
of
Common Stock

PROSPECTUS

____________________, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$4.28
Legal, accounting fees and expenses (1)	$10,000
Edgar filing, printing and engraving fees (1)	$2,495.72
Total	$12,500

(1) Estimated.

ITEM 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a wilful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) wilful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

On July 1, 2008, we issued 2,000,000 shares of the Company’s common stock to Mordechay David, our President and Director, for a purchase price of $0.005 per share, or for aggregate proceeds of $10,000.

On July 1, 2008, we issued 2,000,000 shares of the Company’s common stock to Shamir Benita, our Treasurer, Secretary and Director, for a purchase price of $0.005 per share, or for aggregate proceeds of $10,000.

We believe that the issuances of the securities set forth above were exempt from registration as offerings completed under Regulation S of the Securities Act and the regulations promulgated thereunder. We believed that this exemption from registration was available for each transaction because each purchaser represented to us, among other things, that he was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, he had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that he was sophisticated and was able to bear the risk of loss of his entire investment. Further, appropriate legends were affixed to the certificates for the securities issued in such transactions and we did not otherwise engage in distribution of these shares in the U.S.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant. (1)
3.2	Bylaws of Registrant. (1)
4.1	Specimen Common Stock Certificate. (1)
5.1	Legal Opinion of Macdonald Tuskey. (1)
10.1	Escrow Agreement with W.L. Macdonald Law Corporation d/b/a Macdonald Tuskey
10.2	Subscription Agreement for Mordechay David (2)
10.3	Subscription Agreeement for Shamir Benta (2)
23.1	Consent of Weinberg & Baer LLC
23.2	Consent of Macdonald Tuskey (incorporated in Exhibit 5.1). (1)
99.1	Form of Subscription Agreement to be entered into in connection with this offering. (1)

(1) Previously included as an exhibit to our Registration Statement on Form S-1 filed on June 1, 2010.
(2) Previously included as an exhibit to our Registration Statement on Form S-1/A filed on July 16, 2010.

Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser .

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kibbutz Dovrat, Israel, on August 17, 2010 .

WINECOM INC.

By:	/s/ Mordechay David
Name:	Mordechay David
Title:	President and Director
(Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mordechay David	President and Director	August 17, 2010
(Principal executive officer)
Mordechay David

/s/ Shamir Benita	Secretary, Treasurer and Director	August 17, 2010
Shamir Benita	(Principal accounting officer and
principal financial officer)

INDEX TO EXHIBITS

Exhibit	Description
3.1	Articles of Incorporation of Registrant.
3.2	Bylaws of Registrant.
4.1	Specimen Common Stock Certificate.
5.1	Legal Opinion of Macdonald Tuskey.
10.1	Escrow Agreement with W.L. Macdonald Law Corporation d/b/a Macdonald Tuskey
23.1	Consent of Weinberg & Baer LLC
23.2	Consent of Macdonald Tuskey (incorporated in Exhibit 5.1).
99.1	Form of Subscription Agreement to be entered into in connection with this offering.